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                                                                   EXHIBIT 10.17

                              EMPLOYMENT AGREEMENT

This Employment Agreement for an Executive (the "Agreement") is made and effective this 1 July, 2003.

BETWEEN: STEPHEN J. SHOWS, (the Executive") an individual with his main address at: 2618 York Avenue, Minden, LA 71055

AND: VALENTEC SYSTEMS, INC. (the "Company"), an entity organized and existing under the laws of the Delaware, with its head office located at: 2618 York Avenue, Minden, LA 71055

RECITALS

In consideration of the covenants and agreements herein contained and the moneys to be paid hereunder, the Company hereby employs the Executive and the Executive hereby agrees to perform services as an Executive of the Company, upon the following terms and conditions:

1.    TERM

      The Company hereby employs Executive to serve as Vice President, General Manager and to serve in such additional or different position or positions as the Company may determine in its sole discretion. The term of employment shall continue through December 31,2006.

      The effective date of this Agreement shall be the date first set forth above, and it shall continue in effect until the earlier of:

      A. The effective date of any subsequent employment agreement between the Company and the Executive;

      B. The effective date of any termination of employment as provided elsewhere herein; or

      C. December 31, 2006, provided, that this Employment Agreement shall automatically renew for successive periods of 1 year each unless either party gives written notice to other that it does not wish to automatically renew this Agreement, which written notice must be received by the other party no less than 60 days and no more than 90 days prior to the expiration of the applicable term.

2.    DUTIES AND RESPONSIBILITIES

      Executive will be reporting to Robert A. Zummo, Chairman. Within the limitations established by the By-laws of the Company, the Executive shall have each and all of the duties and responsibilities of that position.

3.    LOCATION

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      The initial principal location at which Executive shall perform services for the Company shall be Valentec offices, 2618 York Avenue, Minden, Louisiana.

4.    ACCEPTANCE OF EMPLOYMENT

      Executive accepts employment with the Company upon the terms set forth above and agrees to devote all Executive's time, energy and ability to the interests of the Company, and to perform Executive's duties in an efficient, trustworthy and business-like manner.

5.    DEVOTION OF TIME TO EMPLOYMENT

      The Executive shall devote the Executive's best efforts and substantially all of the Executive's working time to performing the duties on behalf of the Company. The Executive shall provide services during the normal business hours of the Company as determined by the Company. Reasonable amounts of time may be allotted to personal or outside business, charitable and professional activities and shall not constitute a violation of this Agreement provided such activities do not materially interfere with the services required to be rendered hereunder.

6.    QUALIFICATIONS

      The Executive shall, as a condition of this Agreement, satisfy all of the qualification that are reasonably and in good faith established by the Chairman.

7.    COMPENSATION

      7.1 BASE SALARY

      Executive shall be paid a base salary ("Base Salary") at the annual rate of $150,000, payable in biweekly installments consistent with Company's payroll practices. The annual Base Salary shall be reviewed on or before 1 July of each year, unless Executive's employment hereunder shall have been terminated earlier pursuant to this Agreement. In consideration of the services under this Agreement, Executive shall be paid the aggregate of basic compensation, bonus and benefits as hereinafter set forth.

      7.2 PAYMENT

      Payment of all compensation to Executive hereunder shall be made in accordance with the relevant Company policies in effect from time to time, including normal payroll practices.

      7.3 BONUS

      From time to time, the Company may pay to Executive a bonus out of net revenues of the Company. Payment of any bonus compensation shall be at the sole discretion of the Chairman.

      7.4 BENEFITS

      The Company shall provide Executive with such benefits as are provided to other senior management Of the Company. Benefits shall include at a minimum (i) paid vacation of 4 weeks per year, at such times as approved by the Chairman, (ii) health insurance coverage under the same terms as offered to other Executives of the Company, (iii) retirement and profit sharing programs as offered to other Executives of the Company, (iv) paid holidays as per the Company's policies, and (v) such other benefits and perquisites as are approved by the Chairman.

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The Company has the right to modify conditions of participation, terminate any benefit, or change insurance plans and other providers of such benefits in its sole discretion. The Executive shall be reimbursed for out of pocket expenses that are pre-approved by the Company, subject to the Company's policies and procedures therefore, and only for such items that are a necessary and integral part of the Executive's job functions.

      7.5 WITHHOLDING

      All sums payable to Executive under this Agreement will be reduced by all federal, state, local, and other withholdings and similar taxes and payments required by applicable law.

8.    OTHER EMPLOYMENT BENEFITS

      8.1 BUSINESS EXPENSES

      Upon submission of itemized expense statements in the manner specified by the Company, Executive shall be entitled to reimbursement for reasonable travel and other reasonable business expenses duly incurred by Executive in the performance of his duties under this Agreement.

      8.2 BENEFIT PLANS

      Executive shall be entitled to participate in the Company's medical and dental plans, life and disability insurance plans and retirement plans pursuant to their terms and conditions. Executive shall be entitled to participate in any other benefit plan offered by the Company to its Executives during the term of this Agreement. Nothing in this Agreement shall preclude the Company or any affiliate of the Company from terminating or amending any Executive benefit plan or program from time to time.

      8.3 VACATION

      Executive shall be entitled to 4 weeks of vacation each year of full employment, exclusive of legal holidays, as long as the scheduling of Executive's vacation does not interfere with the Company's normal business operations.

      8.4 AUTOMOBILE

      Executive shall be provided or reimbursed for a general purpose automobile and operating expenses, with approval of Chairman, to be used in conjunction with performance of company business and for personal use.

9.    POLICIES AND PROCEDURES

      The Company shall have the authority to establish from time to time the policies and procedures to be followed by the Executive in performing services for the Company. Executive shall abide by the provisions of any contract entered into by the Company under which the Executive provides services. Executive shall comply with the terms and conditions of any and all contracts entered by the Company.

10.   TERMINATION OF EMPLOYMENT

      10.1 FOR CAUSE

      Notwithstanding anything herein to the contrary, the Company may terminate Executive's employment hereunder for cause for any one of the following reasons: 1) conviction of a felony, any act involving moral turpitude, or a misdemeanor where imprisonment is imposed, 2) commission of any act of theft, fraud, dishonesty, or falsification of any employment or Company records, 3) improper disclosure of the Company's confidential or proprietary information, 4) any action by the

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      Executive which has a detrimental effect on the Company's reputation or business, 5) Executive's failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability, 6) any breach of this Agreement, which breach is not cured within [10] days following written notice of such breach, 7) a course of conduct amounting to gross incompetence, 8) chronic and unexcused absenteeism, 9) unlawful appropriation of a corporate opportunity, or 10) misconduct in connection with the performance of any of Executive's duties, including, without limitation, misappropriation of funds or property of the Company, securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company, misrepresentation to the Company, or any violation of law or regulations on Company premises or to which the Company is subject. Upon termination of Executive's employment with the Company for cause, the Company shall be under no further obligation to Executive, except to pay all accrued but unpaid base salary and accrued vacation to the date of termination thereof.

      10.2 WITHOUT CAUSE

      The Company may terminate Executive's employment hereunder at any time without cause, provided, however, that Executive shall be entitled to severance pay in the amount of 52 weeks of Base Salary in addition to accrued but unpaid Base Salary and accrued vacation, less deductions required by law, but if, and only if, Executive executes a valid and comprehensive release of any and all claims that the Executive may have against the Company in a form provided by the Company and Executive executes such form within 30 days of tender.

      10.3 RESIGNATION

      Upon termination of employment, Executive shall be deemed to have resigned from the Board of Directors of the Company if HE is a director.

      10.4 COOPERATION

      After notice of termination, Executive shall cooperate with the Company, as reasonably requested by the Company, to effect a transition of Executive's responsibilities and to ensure that the Company is aware of all matters being handled by Executive.

      10.5 COMPENSATION AFTER NOTICE OF TERMINATION

      After notice of termination has been given by either Company or Executive, as provided in this Article, Executive shall be entitled to receive the compensation provided for in this Agreement until the notice period has expired. It is understood that after the written notice is given by either Company or Executive, Executive shall continue to devote substantially all of the Executive's time to the Executive's normal services for the Company during the notice period, with sufficient time allowed, in the sole discretion of the Company, for Executive to seek new employment.

      10.6 CHANGE OF OWNERSHIP

      The executive, at his discretion, may choose to terminate his employment in the event of an ownership change or change in reporting assignment defined in article 2. In the event of this election, the executive will be entitled to full compensation for the remainder of the contract term to include salary, health care, life insurance benefits and vacation consideration. A new owner or new reporting assignment may not unilaterally terminate the executive, for any reason, until this agreement expires or the executive is compensated for the term of the agreement.

11.   DISABILITY OF EXECUTIVE

      The Company may terminate this Agreement without liability if Executive shall be permanently prevented from properly performing his essential duties hereunder with reasonable accommodation by reason of illness or other physical or mental incapacity for a period of more than [90] consecutive days. Upon such termination, Executive shall be entitled to all accrued but unpaid Base Salary and vacation.

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      11.1 DEFINITIONS

      For purposes of this Agreement, whenever used in this Article 14:

      "TOTAL DISABILITY" shall mean that the Executive is unable, mentally or physically, whether it be due to sickness, accident, age or other infirmity, to engage in any aspect of the Executive's normal duties as set forth in this Agreement.

      "PARTIAL DISABILITY" shall mean that the Executive is able to perform, to some extent, art behalf of the Company, the particular services in which the Company specializes, and which the Executive previously performed for the Company, but that the Executive is unable, mentally or physically, to devote the same amount of time to such services as was devoted prior to the occurrence of such sickness or accident.

      "NORMAL MONTHLY SALARY" shall mean the salary which the Executive is being paid by the Company per month as of the commencement date of the period of disability, as specified hereinabove or as determined by the Chairman pursuant to the terms hereof.

      11.2 TOTAL DISABILITY

      During a single period of total disability of the Executive, the Executive shall be entitled to receive from the Company, the Executive's normal monthly salary for the shorter of first three (3) months of disability or until any disability insurance policy available through the Executive's employment begins to pay benefits. If the single period of disability should continue beyond three (3) months, the Executive shall receive only such amount as the Executive shall be entitled to receive under disability insurance coverage on the Executive, if any.

      11.3 PARTIAL DISABILITY

      During a period of partial disability of the Executive, the Executive shall receive an amount of compensation computed as follows:

      That portion of the Executive's normal monthly basic compensation which bears the same ratio to the Executive's normal monthly basic compensation as the amount of time which the Executive is able to devote to the usual performance of services on behalf of the Company during such period bears to the total time the Executive devoted to performing such services prior to the commencement date of the single period of disability, and

      Such amount shall be calculated by multiplying the Executive's basic compensation by a fraction, the numerator of which shall be the percentage of normal services that the Executive is able to perform and the denominator which shall be the total services that the Executive is able to perform absent the partial disability.

      11.4 COMBINATION OF TOTAL AND PARTIAL DISABILITY

      If a single period of disability of the Executive consists of a combination of total disability and partial disability, the maximum total disability compensation to which the Executive shall be entitled from the Company under this disability provision shall not exceed an amount equal to one (1) times the Executive's normal monthly basic compensation.

      11.5 BROKEN PERIODS OF DISABILITY

      A period of disability may be continuous or broken. If broken into partial periods of disability which are separated by intervening periods of work, there shall be aggregated together all of such successive partial periods of disability except any period prior to the time when any single period of work extends for [6] months or longer; and such aggregated periods of disability shall be treated as a single period in determining the amount of disability compensation to which an Executive shall be entitled under any provision of this Section.

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      11.6 TERMINATION DUE TO DISABILITY

      If and when the period of total or partial disability of the Executive totals 6 months, the Executive's employment with the Company shall automatically terminate. Notwithstanding the foregoing, if the disabled Executive and the Company agree, the disabled Executive may thereafter be employed by the Company upon such terms as may be mutually agreeable.

      11.7 COMMENCEMENT DATE OF DISABILITY

      The commencement date of a period of disability, whether it be a continuous period or the aggregate of successive partial periods, shall be the first day on which the Executive is disabled.

      11.8 DISPUTE REGARDING EXISTENCE OF DISABILITY

      Any dispute regarding the existence, extent or continuance of the disability shall be resolved by the determination of a majority of three
      (3) competent physicians, one (1) of whom shall be selected by the Company, one (1) of whom shall be selected by the Executive and the third
      (3rd) of whom shall be selected by the other two (2) physicians so selected.

      11.9 DEATH OF EXECUTIVE

      In the event the Executive shall die during the term hereof, the Company shall pay to the Executive's surviving spouse, or if the Executive shall leave no surviving spouse, then to the Executive's estate, only such amounts as may have been earned by the Executive prior to the Executive's date of death, but which were unpaid at date of death.

12.   CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENTS

      Executive recognizes and acknowledges that all records with respect to clients, business associates, customer or referral lists, contracting parties and referral sources of the Company, and all personal, financial and business and proprietary information of the Company, its Executives, officers, directors and shareholders obtained by the Executive during the term of this Agreement and not generally known in the public (the "Confidential Information") are valuable, special and unique and proprietary assets of the Company's business. The Executive hereby agrees that during the term of this Agreement and following the termination of this Agreement, whether the termination shall be voluntary or involuntary, or with or without cause, or whether the termination is solely due to the expiration of the term of this Agreement, the Executive will not at any time, directly or indirectly, disclose any Confidential Information, in full or in part, in written or other form, to any person, firm, Company, association or other entity, or utilize the same for any reason or purpose whatsoever other than for the benefit of and pursuant to authorization granted by the Company. "Confidential Information" shall also include any information (including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers) that: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. In the case of Company's business, Company's Trade Secrets include (without limitation) information regarding names and addresses of any customers, sales personnel, account invoices, training and educational manuals, administrative manuals, prospective customer leads, in whatever form, whether or not computer or electronically accessible "on-line."

13.   EXCLUSIVE EMPLOYMENT

      During employment with the Company, Executive will not do anything to compete with the Company's present or contemplated business, nor will he or she plan or organize any competitive business activity. Executive will not enter into any agreement which conflicts with his duties or obligations to the Company. Executive will not during his employment or within [1] year after it ends, without the Company's express written consent, directly or indirectly, solicit or encourage any

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      Executive, agent, independent contractor, supplier, customer, consultant or any other person or company to terminate or alter a relationship with the Company.

14.   HIRING

      The Executive agrees that during the Executive's employment with the Company and for a period of [1] years following the termination of this Agreement, whether the termination shall be voluntary or involuntary, or with or without cause, or whether the termination is solely due to the expiration of the term of this Agreement, the Executive will not attempt to hire any other Executive or independent contractor of the Company or otherwise encourage or attempt to encourage any other Executive or independent contractor of the Company to leave the Company's employ.

15.   ASSIGNMENT AND TRANSFER

      Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void. This Agreement shall inure to the benefit of, and be binding upon and enforceable by, any purchaser of substantially all of Company's assets, any corporate successor to Company or any assignee thereof.

16.   NO INCONSISTENT OBLIGATIONS

      Executive is aware of no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with his undertaking employment with the Company. Executive will not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others. Executive represents and warrants that he or she has returned all property and confidential information belonging to all prior employers.

17.   ATTORNEYS' FEES

      The parties hereto agree that, in the event of breach or threatened breach of any covenants of Executive, the damage or imminent damage to the value and the goodwill of the Company's business shall be inestimable, and that therefore any remedy at law or in damages shall be inadequate. Accordingly, the parties hereto agree that the Company shall be entitled to injunctive relief against Executive in the event of any breach or threatened breach of any of such provisions by Executive, in addition to any other relief (including damages) available to the Company under this Agreement or under law. The prevailing party in any action instituted pursuant to this Agreement shall be entitled to recover from the other party its reasonable attorneys' fees and other expenses incurred in such action.

      In the event that either party is required to engage the services of legal counsel to enforce the terms and conditions of this Agreement against the other party, regardless of whether such action results in litigation, the prevailing party shall be entitled to reasonable attorneys' fees, costs of legal assistants, and other costs from the other party, which shall include any fees or costs incurred at trial or in any appellate proceeding, and expenses and other costs, including any accounting expenses incurred.

18.   GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana regard to conflict of law principles.

19.   AMENDMENT

      This Agreement may be amended only by a writing signed by Executive and by a duly authorized

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      representative of the Company.

20.   SEVERABILITY

      If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

21.   CONSTRUCTION

      The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against the Company or Executive.

22.   RIGHTS CUMULATIVE

      The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successor), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

23.   NONWAIVER

      No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by an officer of the Company (other than Executive) or other person duly authorized by the Company.

24.   NOTICES

      Any and all notices or other communication provided for herein, shall be given by registered or certified mail, return receipt requested, in case of the Company to its principal office, and in the case of the Executive to the Executive's residence address set forth on the first page of this Agreement or to such other address as may be designated by the Executive.

25.   ASSISTANCE IN LITIGATION

      Executive shall, during and after termination of employment, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become a party; provided, however, that such assistance following termination shall be furnished at mutually agreeable times and for mutually agreeable compensation.
      Arbitration

      Any controversy, claim or dispute arising out of or relating to this Agreement or the employment relationship, either during the existence of the employment relationship or afterwards, between the parties hereto, their assignees, their affiliates, their attorneys, or agents, shall be settled by arbitration in Shreveport, Louisiana. Such arbitration shall be conducted in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association (but the arbitration shall be in front of an arbitrator, with the following exceptions if in conflict: (a) one arbitrator shall be chosen by Stephen Shows; (b) each party to the arbitration will pay Its pro rata share of the expenses and fees of the arbitrator(s), together with other expenses of the arbitration incurred or approved by

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      the arbitrators); and (c) arbitration may proceed in the absence of any party if written notice of the proceedings has been given to such party. The parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive and may be entered in any court having jurisdiction thereof as a basis of judgment and of the issuance of execution for its collection. All such controversies, claims or disputes shall be settled in this manner in lieu of any action at law or equity; provided however, that nothing in this subsection shall be construed as precluding the Company from bringing an action for injunctive relief or other equitable relief or relief under the Confidential Information and Invention Assignment Agreement. The arbitrator shall not have the right to award punitive damages, consequential damages, lost profits or speculative damages to either party. The parties shall keep confidential the existence of the claim, controversy or disputes from third parties (other than the arbitrator), and the determination thereof, unless otherwise required by law or necessary for the business of the Company. The arbitrator(s) shall be required to follow applicable law.

      IF FOR ANY REASON THIS ARBITRATION CLAUSE BECOMES NOT APPLICABLE, THEN EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER MATTER INVOLVING THE PARTIES HERETO.

26.   SOLICITATION

      The Executive further agrees that during the term of this Agreement and following the termination of this Agreement, whether the termination shall be voluntary or involuntary, or with or without cause, or whether the termination is solely due to the expiration of the term of this Agreement, the Executive will not, in any manner or at any time, solicit or encourage any person, firm, Company or other business entity who are clients, business associates or referral sources of the Company to cease doing business with the Company or to do business with the Executive.

27.   COVENANTS INDEPENDENT

      Each restrictive covenant on the part of the Executive set forth in this Agreement shall be construed as a covenant independent of any other covenant or provisions of this Agreement or any other agreement which the Company and the Executive may have, fully performed and not executory, and the existence of any claim or cause of action by the Executive against the Company whether predicated upon another covenant or provision of this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any other covenant.

28.   INJUNCTIVE AND EQUITABLE RELIEF

      Executive and Company recognize and expressly agree that the extent of damages to Company in the event of a breach by Executive of any restrictive covenant set forth herein would be impossible to ascertain, that the irreparable harm arising out of any breach shall be irrefutably presumed, and that the remedy at law for any breach will be inadequate to compensate the Company. Consequently, the Executive agrees that in the event of a breach of any such covenant, in addition to any other relief to which Company may be entitled, Company shall be entitled to enforce the covenant by injunctive or other equitable relief ordered by a court of competent jurisdiction.

29.   INDEMNIFICATION

      The Executive hereby agrees to indemnify and hold the Company and its officers, directors, shareholders and Executives harmless from and against any loss, claim, damage or expense, and/or all costs of prosecution or defense of their rights hereunder, whether in judicial proceedings, including appellate proceedings, or whether out of court, including without limiting the generality of

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      the foregoing, attorneys' fees, and all costs and expenses of litigation, arising from or growing out of the Executive's breach or threatened breach of any covenant contained herein.

30.   ACKNOWLEDGMENT

      The Executive acknowledges that when this Agreement is concluded, the Executive will be able to earn a living without violating the foregoing restrictions and that the Executive's recognition and representation of this fact is a material inducement to the execution of this Agreement and to Executive's continued relationship with the Company.

31.   SURVIVAL OF COVENANTS

      All restrictive covenants contained in this Agreement shall survive the termination of this Agreement.

32.   LIMITATIONS ON AUTHORITY

      Without the express written consent from the Company, the Executive shall have no apparent or implied authority to: (i) Pledge the credit of the Company or any of its other Executives; (II) Bind the Company under any contract, agreement, note, mortgage or otherwise; (iii) Release or discharge any debt due the Company unless the Company has received the full amount thereof; or (iv) sell, mortgage, transfer or otherwise dispose of any assets of the Company.

33.   REPRESENTATION AND WARRANTY OF EXECUTIVE

      The Executive acknowledges and understands that the Company has extended employment opportunities to Executive based upon Executive's representation and warranty that Executive is in good health and able to perform the work contemplated by this Agreement for the term hereof.

34.   INVALID PROVISION; SEVERABILITY

      The invalidity or unenforceability of a particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

35.   MODIFICATION

      No change or modification of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

36.   ENTIRE AGREEMENT

      This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof. This Agreement may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification, or discharge is sought.

37.   DISPUTES

Any controversy, claim or dispute arising out of or relating to this Agreement or the employment relationship, either during the existence of the employment relationship or afterwards, between the parties hereto, their assignees, their affiliates, their attorneys, or agents, shall be litigated solely in state or federal court in Shreveport, LA. Each party (1) submits to the jurisdiction of such court, (2) waives the defense of an inconvenient forum, (3) agrees that valid consent to service may be made by mailing or delivery of such service to the Secretary of State (the "Agent") or to the party at the party's last known

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address, if personal service delivery can not be easily affected, and (4)
authorizes and directs the Agent to accept such service in the event that personal service delivery can not easily be effected.

IN WITNESS HEREOF, each party to this Agreement has caused it to be executed at Minden, Louisiana on the data indicated below.

EXECUTIVE                                             COMPANY

/s/ Stephen J. Shows                                  /s/ Robert A. Zummo
-------------------------------------------------     --------------------------
Authorized Signature                                  Authorized Signature

Stephen J. Shows, Vice President, General Manager     Robert A. Zummo, Chairman
Print Name and Title                                  Print Name and Title

Employment Agreement                                               Page 11 of 11